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Exhibit 10.30

STOCK OPTION AGREEMENT

1.       A Stock Option (the “Option”) for a total of _____ shares of $1.00 par value per share Common Stock (the “Stock”) of Quaker Chemical Corporation, a Pennsylvania corporation (the “Company”), is hereby granted to ___________ (the “Optionee”), subject to the terms and provisions of the Quaker 2016 Long-Term Performance Incentive Plan (the “Plan”) insofar as the same are applicable to Stock Options granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

2.       The Option Price as determined by the Compensation/Management Development Committee (the “Committee”) which has the authority for administering the Plan for the Company is $______ per share, having been determined pursuant to Section 3.2 of the Plan, which is equal to 100% of the Fair Market Value (as defined in the Plan) of the Stock on the date of the grant of the Option.

3.       Subject to the provisions of Paragraphs 4 and 5 hereof, the Option may be exercised in whole at any time or in part from time to time on or after the date the Option, or any portion thereof, first becomes exercisable.  The Option terminates on the earlier of the date when fully exercised under the provisions of the Plan, the date fixed pursuant to Section 3.7(a), 3.7(b), or 3.7(c) of the Plan, or _________.

4.       The Option may not be exercised if the issuance of the Stock upon such exercise would constitute a violation of any applicable Federal or state securities or other law or valid regulation.  Further, exercise of an Option granted pursuant to this Agreement shall be under and subject to Paragraph 3.4 of the Plan.

5.       This Option consists of Incentive Stock Options as to ______ shares and Non-Qualified Stock Options as to ______ shares and shall be exercisable in accordance with the following Schedule:

Incentive Stock Options

Exercisable on or After

Non-Qualified Stock Options

Exercisable on or After

Notwithstanding any provision to the contrary, following termination of Optionee’s employment by the Company or a Subsidiary of the Company for any reason not specified in Sections 3.7(a) or (b) of the Plan, the Option shall not be or become exercisable as to any shares other than those shares as to which the Option shall have been exercisable in accordance with the preceding Schedule on the date of such termination.

6.       The Option may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.       The Option may be exercised only upon payment of the appropriate amount and delivery of the completed “Notice of Exercise,” attached hereto, to the Secretary of the Company.  Any attempted exercise of the Option without such delivery of the “Notice of Exercise” may be disregarded by the Company.  Payment and delivery for the purposes hereof may also be accomplished by making payment and delivery to an agent duly appointed by the Company for the purposes of accepting payment and notice of exercise.  Where any such appointment is made, the Company shall so advise Optionee, and Optionee may rely upon such notice until such notice is revoked or amended.

8.       Optionee shall have none of the rights of a shareholder with respect to any shares of Stock subject to the Option, except as to the shares with respect to which Optionee has validly exercised the Option granted herein and tendered to the Company the full price therefor.

9.       All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at One Quaker Park, 901 E. Hector Street, Conshohocken, Pennsylvania 19428, and to Optionee at Optionee’s address as it appears on the Company’s books and records unless either of said parties has duly notified the other in writing of a change in address.

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                                                                                                                QUAKER HOUGHTON

                                                                                                                By:

                                                                                                                                Michael F. Barry

Date of Grant:  _______

                Optionee acknowledges receipt of a copy of the Plan, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Stock Options granted thereunder.  Optionee agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option.  Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld by Federal, state, or local law as a result of the exercise of the Option.

                OPTIONEE REPRESENTS THAT, AT THE TIME THE OPTION IS GRANTED, HE/SHE DOES NOT OWN DIRECTLY OR INDIRECTLY (AS DETERMINED UNDER SECTION 424(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), STOCK POSSESSING MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF QUAKER CHEMICAL CORPORATION OR ANY OF ITS SUBSIDIARIES.

                                                                                                                By:

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